UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) March 7, 2006

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039
(Address of principal executive offices)	(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

(b) On February 9, 2006, USN Corporation (“USN” or the “Company”) submitted a motion to the United States Bankruptcy Court, Central District of California, Los Angeles Division (the “Bankruptcy Court”) seeking to clarify certain ambiguities in USN’s Chapter 11 Bankruptcy Plan (the “Bankruptcy Plan”) previously confirmed by the Bankruptcy Court on November 30, 2004 (the “Motion”). At the hearing on the Motion on March 7, 2006, the Bankruptcy Court indicated that it would issue a clarification order as requested by USN (the “Order”).

It is anticipated that the Order will clarify, among other things, that effective as November 30, 2004 (the date on which the Bankruptcy Plan was confirmed), the Board of Directors of USN, without further corporate action, was authorized to file a Certificate of Amendment to the Articles of Incorporation of USN whereby the total number of authorized shares would be 195 million shares of common stock and 5,050,000 shares of preferred stock.

The foregoing descriptions of the Motion and the anticipated Order do not purport to be complete and are qualified in their entirety by the Motion, which was filed as Exhibit 99.1 to USN’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2006 and the proposed Order, which is filed as Exhibit 99.1 to this Current Report on 8-K. The Motion and the proposed Order are each incorporated into this Item 1.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) USN will file a Certificate of Correction to the Certificate of Amendment with the Colorado Secretary of State to clarify a minor issue unrelated to the Order. The Bankruptcy Plan provided that all shares of common stock outstanding immediately prior to the Bankruptcy Plan confirmation (the “Old Stock”) were canceled on the Bankruptcy Plan confirmation date, and further provided that the holders of such Old Stock were to receive, on a pro rata basis determined by how many shares of Old Stock each such holder held, an aggregate of 350,000 shares of common stock of the reorganized debtor (the “New Stock”).

To effectuate this component of the Bankruptcy Plan, the Company filed a Certificate of Amendment with the Colorado Secretary of State in December 2004. The Certificate of Amendment provided for an 11 to 1 reverse stock split, which was calculated to approximate the distribution of the 350,000 shares of New Stock for the shares of Old Stock. Recently, the Company has been advised that the confirmation of the Bankruptcy Plan, without any further action of filing, operated to cancel all of the Old Stock and that therefore the reverse stock split had no effect on the Old Stock. Accordingly, the reverse stock split was not necessary and should be viewed as not having occurred. The Certificate of Correction will clarify that no such reverse stock split has been effectuated.

Since the confirmation of the Bankruptcy Plan, USN has been issuing, and will continue to issue, shares of the New Stock to the stockholders that surrender their Old Stock. As stated in the Bankruptcy Plan, in exchange for the Old Stock, the holders of the Old Stock will each receive his or her pro rata portion of the 350,000 shares of the New Stock. This will have the effect of each holder of the Old Stock receiving 1 share of the New Stock for each 12.89 shares of the Old Stock such holder owns and surrenders.

The foregoing descriptions of the Bankruptcy Plan do not purport to be complete and are qualified in their entirety by the Bankruptcy Plan, which was filed as Exhibit 2.1 to USN’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2004. The Bankruptcy Plan is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Reference
99.1	Proposed Order Confirming Second Amended Plan to the United States Bankruptcy Court, Central District of California, Los Angeles Division dated March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date:	March 13, 2006	By:	/s/ Mark J. Miller
Name: Mark J. Miller
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Reference

99.1	Proposed Order Confirming Second Amended Plan to the United States Bankruptcy Court, Central District of California, Los Angeles Division dated March 7, 2006